Exhibit 99.2

For Immediate Release

SS&C announces recommended cash offer for GlobeOp Financial Services S.A.

WINDSOR, Conn. March 14, 2012, SS&C Technologies Holdings, Inc.(“SS&C”) (Nasdaq: SSNC) and GlobeOp Financial Services S.A. (“GlobeOp”) (LSE:GO) announced today the terms of a recommended transaction under which SS&C (through a wholly-owned subsidiary, SS&C Technologies Holdings Europe S.a r.l.(“Bidco”)), will acquire all of the issued and to be issued share capital of GlobeOp for 485 pence ($7.63) per share in cash (the “Offer”). The transaction has been unanimously approved by the board of directors of SS&C and the independent directors of GlobeOp. The independent directors of GlobeOp unanimously intend to recommend that its shareholders accept the Offer.

The transaction will be implemented by way of a takeover offer extended to all shareholders of GlobeOp.

GlobeOp is an independent financial administrator specialising in middle and back-office services and integrated risk reporting to hedge funds, managed accounts and fund of funds. GlobeOp also provides expertise to asset management firms and other sectors, including family wealth offices, insurance companies, pension plans, corporate treasuries and banks.

GlobeOp was established in 2000 and listed on the London Stock Exchange in July 2007. GlobeOp now has about 200 clients covered from 11 offices in 5 countries with over 2,200 employees. Assets under administration have grown to $174 billion as at 31 December 2011.

Commenting on the Offer, Ed Nicoll, Chairman of GlobeOp, said:

“We welcome the SS&C offer which represents a material premium to the TPG offer. We have been working with SS&C since 14 January 2012 in order to maximise value for GlobeOp shareholders and are pleased that SS&C has made an offer at an attractive price. The Independent Directors of GlobeOp believe the SS&C offer represents a superior proposal to the TPG offer and have therefore decided to recommend the Offer to all GlobeOp shareholders.”

Bill Stone, Chief Executive Officer and Chairman, SS&C Technologies Holdings, Inc., said:

“We are very pleased to be announcing our recommended offer for GlobeOp today. GlobeOp management and employees have built a strong business, with leading products and services for its growing, world-class customer base. Together, we will be well positioned to serve our customers with an enhanced product suite, offer exciting opportunities to our employees, and create value for our shareholders.”

The Offer documents related to this transaction will be available at SS&C’s website at www.ssctech.com. The Offer will be subject to the conditions and further terms set out in the Offer Documents.

Conference Call

SS&C will host a conference call and webcast with the financial community today at 1:00 p.m. Eastern Time. Dial (877) 312-8798 (US and Canada) or 253-237-1193 (International) or 0800 051 3806 (UK), and request the “SS&C Offer for GlobeOp”; conference ID# 62050986. Alternatively a live audio webcast can be accessed via http://investor.ssctech.com.To expedite the registration process, you may pre-register for the event by clicking here. A replay of the conference call will be available one hour after the conference call, for 48 hours. The dial-in number is 855-859-2056 (US and Canada) or (404) 537-3406 (International) or 0800-917-2646 (UK); access code# 62050986.

Link to the Offer site:

http://investor.ssctech.com/offer-accept/

Press Enquires

Deutsche Bank (financial adviser and corporate broker to SS&C): +44 (0) 20 7545 8000

Omar Faruqui

James Ibbotson

James Agnew

RLM Finsbury	+ 44 (0) 20 7251 3801 (switchbd.)
Faeth Birch	+ 44 (0) 7768 943 171
Sarah Heald	+ 44 (0) 7771 982 101

About SS&C

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. More than 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over US$16 trillion in assets.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser to SS&C and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than SS&C and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

THIS DOCUMENT IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE OFFER WILL BE MADE SOLELY BY THE OFFER DOCUMENT AND THE RELATED FORM OF ACCEPTANCE ACCOMPANYING THE OFFER DOCUMENT, WHICH WILL CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFER, INCLUDING DETAILS OF HOW THE OFFER MAY BE ACCEPTED.

Forward-looking statements

This announcement includes forward-looking statements that are based on the current expectations of the management of SS&C and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on SS&C of the proposed acquisition of GlobeOp, the expected timing and conditions precedent relating to the proposed acquisition of GlobeOp, anticipated earnings enhancements and other strategic options and all other statements in this presentation other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to integrate successfully GlobeOp within SS&C; and changes in anticipated costs related to the acquisition of GlobeOp. Additional factors that could cause actual results and developments to differ materially include, among others, unanticipated changes in revenue, margins, costs, and capital expenditures; issues associated with new product introductions; foreign currency fluctuations; risks associated with growth; geographic factors and political and economic risks; actions of SS&C competitors; changes in economic or industry conditions generally or in the markets served by SS&C and GlobeOp; the state of financial and credit markets; work stoppages, labor negotiations, and labor rates; and the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect SS&C is also included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. SS&C undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.